Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4:                       Durus Capital Management, LLC

Date of Earliest Transaction Required to be Reported:           October 7, 2002

Issuer Name and Ticker Symbol:              Guilford Pharmaceuticals Inc. (GLFD)

Joint Filer Names and addresses:

Scott Sacane, 20 Marshall Street, ste 320, South Norwalk, CT 06854
Durus Capital Management (N.A.), LLC, 20 Marshall Street, ste 320, South Norwalk, CT 06854


Signatures:


/s/ Scott Sacane
----------------
Scott Sacane


Durus Capital Management, LLC

By:      /s/ Scott Sacane
         ----------------
Name:    Scott Sacane
Title:   Managing Director